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                                                                    EXHIBIT 99.2

                                 NUSPEED, INC.
                        INCENTIVE STOCK OPTION AGREEMENT


        THIS AGREEMENT (the "Agreement"), made on the date set forth below, by and between NUSPEED, INC., a Delaware corporation (the "Company"), and the undersigned ("Optionee"), pursuant to the Company's 2000 Stock Incentive Plan (the "Plan").

        For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Optionee hereby agree as follows:

        1. GRANT OF OPTION

        The Company hereby grants to Optionee, on the date set forth below, the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of the number of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), set forth below at the price per share set forth below on the terms and conditions set forth in this Agreement and in the Plan. This Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Option shall terminate at the close of business five (5) years from the date hereof; or such shorter period as is prescribed herein.

        2. DURATION AND EXERCISABILITY

        (a) The Option shall terminate at the close of business five(5) years from the date hereof, or such shorter period as is prescribed herein. Subject to the terms and conditions set forth herein, this Option shall be exercisable by Optionee as follows:

        1/3 OF THE TOTAL SHARES ONE YEAR FROM THE DATE OF GRANT OF THIS OPTION AND 1/24 OF THE REMAINING SHARES ON THE FINAL DAY OF EACH OF THE TWENTY-FOUR MONTHS THEREAFTER.

        (b) During the lifetime of Optionee, the Option shall be exercisable only by Optionee and shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution.

        (c) Optionee understands that to the extent that the aggregate fair market value (determined at the time the Option was granted) of the shares of Common Stock with respect to which all incentive stock options within the meaning of Section 422 of the Code are exercisable for the first time by Optionee during any calendar year exceed $100,000, in accordance with Section 422(d) of the Code such options shall be treated as options that do not qualify as incentive stock options.

        (d) Notwithstanding Section 2(a), if the Company is to be consolidated with or acquired by another person or entity in a merger, sale of all or substantially all of the Company's assets or stock or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to outstanding Options or shares acquired upon exercise of any Option, take one or more of the following actions: (i) make appropriate provision for the continuation of such options by



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substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) accelerate the date of exercise of such Options or of any installment of any such Options; (iii) upon written notice to the Participants, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; (iv) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof; or (v) in the event of a stock sale, require that the Participant sell to the purchaser to whom such stock sale is to be made, all shares previously issued to such Participant upon exercise of any Option, at a price equal to the portion of the net consideration from such sale which is attributable to such shares.

        3. EFFECT OF TERMINATION OF EMPLOYMENT

        (a) In the event that Optionee shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than termination for cause or Optionee's death or disability (as such term is defined in Section 3(c) hereof), Optionee shall have the right to exercise the Option at any time within 90 days after such termination of employment to the extent of the full number of shares Optionee was entitled to purchase under the Option on the date of termination; provided, however, that this Option shall not be exercisable after the expiration of the term of the Option.

        (b) In the event that Optionee shall cease to be employed by the Company or its subsidiaries, if any, upon termination for cause, the Option shall be terminated as of the date of the act giving rise to such termination. Termination for cause shall mean termination of the Optionee's employment with the Company for the following acts: dishonesty, fraud, conviction or confession of a felony or of a crime involving moral turpitude, destruction or theft of the Company's property, physical attack on a fellow employee, willful malfeasance or gross negligence, gross or willful misconduct materially injurious to the Company (as reasonably determined by the Company), participation in fraud against the Company, entering into competition against the Company, and/or a material breach or threatened material breach of any agreements with the Company, including, but not limited to, [Sales-Optionee Agreement, Management-Optionee Agreement and Data Security Agreement], as the same may be amended from time to time.

        (c) If Optionee shall die while this Option is still exercisable according to its terms, or if employment is terminated because Optionee has become disabled (within the meaning of Code Section 22(e)(3)) while in the employ of the Company or a subsidiary, if any, and Optionee shall not have fully exercised the Option, such Option may be exercised at any time within 12 months after Optionee's death or date of termination of employment for disability by Optionee, personal representatives or administrators, or guardians of Optionee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Optionee was entitled to purchase under the Option on the date of death, termination of employment, if earlier, or date of termination for such disability and subject to the condition that no Option shall be exercisable after the expiration of the term of the Option.



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        4. MANNER OF EXERCISE

        (a) The Option may be exercised only by Optionee or other proper party by delivering within the Option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and be accompanied by payment in full of the Option price for all shares designated in the notice.

        (b) Optionee may pay the Option price in cash, by check (bank check, certified check or personal check), by money order.

        5. MISCELLANEOUS

        (a) This Option is issued pursuant to the Company's 2000 Stock Incentive Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company.

        (b) This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Optionee shall have none of the rights of a shareholder with respect to shares subject to this Option until such shares shall have been issued to Optionee upon exercise of this Option.

        (c) The exercise of all or any parts of this Option shall only be effective at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

        (d) If there shall be any change in the shares of Common Stock of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the Option shall then be unexercised and not yet expired, appropriate adjustments in the outstanding Option shall be made by the Company, in order to prevent dilution or enlargement of Option rights. Such adjustments shall include, where appropriate, changes in the number of shares of Common Stock and the price per share subject to the outstanding Option.

        (e) The Company shall at all times during the term of the Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

        (f) If Optionee shall dispose of any of the shares of Common Stock of the Company acquired by Optionee pursuant to the exercise of the Option within two years from the date the Option was granted or within one year after the transfer of any such shares to Optionee upon exercise of the Option, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, Optionee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure (i) notice to the Company of any disposition of



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the Common Stock of the Company within the time periods described above and (ii)
that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.

        (g) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option when the Option does not qualify as an incentive stock option within the meaning of Section 422 of the Code and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee. Optionee may elect to satisfy his federal and state income tax withholding obligations upon exercise of this option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of such option with a fair market value equal to such taxes, in accordance with such rules.

No. of Shares Subject to Option:
                                 ------------------
Exercise Price per Share: $
                          -------------------------
Date of Grant:
              -------------------------------------

                                       NUSPEED, INC.


                                       By
                                          --------------------------------------

                                       Its
                                           -------------------------------------



                                       -----------------------------------------
                                       [Name of Optionee]



                                       -----------------------------------------
                                       [Signature of Optionee]



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